Exhibit 10-U-2


                           DESCRIPTION OF AMENDMENT TO
                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND
                       EXECUTIVE SEPARATION ALLOWANCE PLAN
                       -----------------------------------
                            (Effective July 1, 1996)


     The Supplemental Executive Retirement Plan and Executive Separation Allowance Plan were each amended to permit prospective participation by employees of Jaguar Cars, a division of Ford Motor Company.